SCHEDULE 14A
                               (RULE 14A-101)

                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                           (AMENDMENT NO.      )

 Filed by the Registrant {X}

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 Check the appropriate box:

 {  } Preliminary Proxy Statement
 {  } Confidential, For Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
 {  } Definitive Proxy Statement
 {  } Definitive Additional Materials
 {X}  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              AMP INCORPORATED
                        ----------------------------
              (Name of Registrant as specified in its charter)

                        ----------------------------
    (Name of person(s) filing proxy statement, if other than Registrant)

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 FOR IMMEDIATE  RELEASE

 Contacts:
 Richard Skaare                     Josh Silverman / Joele Frank

 AMP Corporate Communication        Abernathy MacGregor Frank
 717/592-2323                       212/371-5999

 Doug Wilburne
 AMP Investor Relations
 717/592-4965


            DISTRICT COURT ISSUES NEW ORDER ENJOINING ALLIEDSIGNAL'S
                    NOMINEES FROM BEING SEATED ON AMP'S BOARD
                            PENDING OUTCOME OF APPEAL

     DISTRICT COURT LIFTS INJUNCTION ON ALLIEDSIGNAL'S CONSENT SOLICITATION

 HARRISBURG, Pennsylvania (November 19, 1998) -- AMP Incorporated (NYSE:
 AMP) announced today that the United States District Court for the Eastern District of Pennsylvania is issuing a new injunction prohibiting AlliedSignal's nominees, if elected, from being seated on AMP's Board. The new injunction will remain in place pending the outcome of AMP's appeal to the United States Court of Appeals for the Third Circuit on the issue of the legality of AlliedSignal's board packing scheme under Pennsylvania law. At the same time, the District Court, as expected, lifted the injunction preventing AlliedSignal from soliciting consents.

 The Company stated, "The District Court, prior to lifting the injunction against AlliedSignal's consent solicitation, required AlliedSignal to revise its conflict of interest disclosures numerous times, and AlliedSignal, after more than three months, finally will be disclosing the severe disabilities these conflicts will impose upon AlliedSignal's nominees if elected to AMP's Board. With AlliedSignal required to make these new disclosures, shareholders will see that AlliedSignal's nominees will not be able to cause AMP to be acquired by AlliedSignal.

 "Now, in addition, the District Court has acted to prevent AlliedSignal's nominees, all of whom are irreconcilably conflicted, from being seated as AMP directors until the conflicts of interest issue is resolved by the Third Circuit Court of Appeals."

 Headquartered in Harrisburg, PA, AMP is the world's leading manufacturer of electrical, electronic, fiber-optic and wireless interconnection devices and systems. The Company has 47,000 employees in 53 countries serving customers in the automotive, computer, communications, consumer, industrial and power industries. AMP sales reached $5.75 billion in 1997.

 AMP and certain other persons named below may be deemed to be participants in the solicitation of revocations of consents in response to AlliedSignal's consent solicitation. The participants in this solicitation may include the directors of AMP (Ralph D. DeNunzio, Barbara H. Franklin, Joseph M. Hixon III, William J. Hudson, Jr., Joseph M. Magliochetti, Harold
 A. McInnes, Jerome J. Meyer, John C. Morley, Robert Ripp, Paul G. Schloemer and Takeo Shiina); the following executive officers of AMP: Robert Ripp (Chairman and Chief Executive Officer), William J. Hudson (Vice Chairman), James E. Marley (former Chairman), William S. Urkiel (Corporate Vice President and Chief Financial Officer), Herbert M. Cole (Senior Vice President for Operations), Juergen W. Gromer (Senior Vice President, Global Industry Businesses), Richard P. Clark (Divisional Vice President, Global Wireless Products Group), Thomas DiClemente (Corporate Vice President and President, Europe, Middle East, Africa), John E. Gurski (Corporate Vice President, Administration), David F. Henschel (General Counsel and Corporate Secretary), John H. Kegel (Corporate Vice President, Asia/Pacific), Mark E. Lang (Corporate Controller), Philippe Lemaitre (Corporate Vice President, Global Multi-Media Business Group, Chief Technology Officer), Joseph C. Overbaugh (Corporate Treasurer), Nazario Proietto (Corporate Vice President, Regional Business Development Group); and the following other members of management and employees of AMP: Richard Skaare (Director, Corporate Communication), Douglas Wilburne (Director, Investor Relations), Suzanne Yenchko (Director, State Government Relations), Mary Rakoczy (Manager, Shareholder Services), DJ Hiller (Assistant Manager, Shareholder Services), Melissa E. Witsil (Communications Assistant) and Janine M. Porr (Senior Executive Assistant). As of the date of this communication, none of the foregoing participants individually beneficially own in excess of 1% of AMP's common stock or in the aggregate in excess of 2% of AMP's common stock.

 AMP has retained Credit Suisse First Boston Corporation ("CSFB") and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") to act as its financial advisors in connection with the AlliedSignal Offer, for which CSFB and DLJ will receive customary fees, as well as reimbursement of reasonable out-of-pocket expenses. In addition, AMP has agreed to indemnify CSFB, DLJ and certain related persons against certain liabilities, including certain liabilities under the federal securities laws, arising out of their engagement. CSFB and DLJ are investment banking firms that provide a full range of financial services for institutional and individual clients. Neither CSFB nor DLJ admits that it or any of its directors, officers or employees is a "participant" as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, in the solicitation, or that Schedule 14A requires the disclosure of certain information concerning either CSFB or DLJ. In connection with CSFB's role as financial advisor to AMP, CSFB and the following investment banking employees of CSFB may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of AMP: Alan Howard, Steven Koch, Scott Lindsay, and Lawrence Hamdan. In connection with DLJ's role as financial advisor to AMP, DLJ and the following investment banking employees of DLJ may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of AMP: Douglas V. Brown and Herald L. Ritch. In the normal course of its business, each of CSFB and DLJ regularly buys and sells securities issued by AMP for its own account and for the accounts of its customers, which transactions may result in CSFB, DLJ or the associates of either of them having a net "long" or net "short" position in AMP securities, or option contracts or other derivatives in or relating to such securities. As of November 13, 1998, DLJ held no shares of AMP common stock for its own account and CSFB had a net long position of 158,783 shares of AMP common stock.